EXHIBIT 99.1
[Letterhead]
December 28, 2009
Board of Directors of NIPPON OIL CORPORATION
3-12, Nishi Shimbashi 1-Chome, Minato-ku, Tokyo 105-8412, Japan
Members of the Board of Directors:
We hereby consent to (1) the inclusion of our opinion letter, dated October 30, 2009, to the Board of Directors of NIPPON OIL CORPORATION (“Nippon Oil”) as Appendix B to the Registration Statement on Form F-4 relating to the proposed joint share transfer involving Nippon Oil and NIPPON MINING HOLDINGS, INC. (“Nippon Mining”) and (2) the references to such opinion letter in such Registration Statement under the captions “The Joint Share Transfer — Determination of the Nippon Oil Board of Directors” and “The Joint Share Transfer— Opinions of Nippon Oil’s Financial Advisors”. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are “experts” for any purposes of, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.
Very truly yours,
Mizuho Securities Co., Ltd.

By:	/s/ Koji Muranaka
Koji Muranaka
Head of Advisory Group